SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 16, 2012

Independence Resources Plc

(Exact Name of Registrant as Specified in Charter)

England	000-14691	77-0039728
(State or Other Jurisdiction of Incorporation)	Commission File Number	(IRS Employer Identification No.)

7 Office Way, Suite 218, Hilton Head, SC	29928
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (843) 715-9504

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[_]	Written communications pursuant to Rule 425 under the Securities Act
[_]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act
[_]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
[_]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 8.01 Other Events

On May 16, 2012, the Board of Directors of Independence Resources PLC (the “Company”) approved holding the Annual Shareholders' Meeting at 12:00 p.m. local time on Saturday, June 30, 2012, at Davenport Hotel, 10 South Post Street, Spokane, Washington.

At the meeting, the Company will elect two directors, ratify the appointment of the Company’s independent registered public accounting firm in the United States and its statutory auditors in the United Kingdom for its fiscal year ending December 31, 2012, vote on a proposal approved by the Board of Directors to sub-divide each of the Ordinary shares of £0.40 each in the issued share capital of the Company as at the date of the resolution into 40 Ordinary shares of £0.01 each, such shares having the same rights and being subject to the same restrictions (save as to nominal value) as the existing Ordinary shares of £0.40 each in the capital of the Company as set out in the Company's Articles of Association for the time being, and conduct such other business as may properly come before the annual meeting. The Company’s shareholders of record at the close of business May 18, 2012, will receive notice of the annual meeting. Such notice will include the Company's 2012 Information Statement and 2011 annual report on Form 10-K, filed with the SEC on April 16, 2012.

Rule 14a-8 Proposal Deadline

Because the date of this year's annual meeting has been changed by more than 30 days from the date of the previous year's meeting, in accordance with Rule 14a-8 under the Securities Exchange Act of 1934, shareholder proposals for inclusion in the proxy or related materials for the meeting must be delivered to, or mailed to and received by the Corporate Secretary, Independence Resources PLC, 7 Office Way, Suite 218, Hilton Head, SC 29928, on or before May 22, 2012. Shareholder proposals must comply with the requirements of Rule 14a-8, and may be omitted otherwise.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Independence Resources PLC

Date: May 18, 2012	By /s/ John P. Ryan
John P. Ryan, Chief Executive Officer